Exhibit 10.13

MASTER MANUFACTURING SERVICES AND SUPPLY AGREEMENT

This Master Manufacturing Services and Supply Agreement (this “Agreement”) is entered into as of the date of last signature (the “Agreement Date”), by and between Siegfried Evionnaz SA (together with its Affiliates and subsidiaries, “Vendor”), with principal offices located at Route du Simplon 1, 36, 1902 Evionnaz, Switzerland, and Keryx Biopharmaceuticals, Inc. (together with its Affiliates and subsidiaries, “Keryx”), with principal offices located at One Marina Park Drive, 12th Floor, Boston, MA 02210, USA.

WHEREAS, the Parties hereto desire that Vendor provide Keryx with certain services and create certain deliverables, from time to time in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the agreements and the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.    DEFINITIONS

Unless otherwise defined in this Agreement, each of the capitalized terms used in this Agreement (other than the headings of the Articles and Sections) shall have the meanings indicated below. Such meanings shall apply equally to all forms of such terms, including singular and plural forms, unless otherwise clearly indicated.

Affiliate shall mean with respect to any Party any person or entity controlling, controlled by, or under common control with a Party at any time during the term of this Agreement. For purposes of this definition, the term control shall mean the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting stock, by contract or otherwise. In the case of a corporation, the term control shall mean the direct or indirect ownership of at least fifty per cent (50%) of the outstanding voting stock.

Applicable Law shall mean all applicable laws, rules, and regulations and shall include cGMP Regulations.

Application(s) for Marketing Authorization shall mean the formal documentation filed with a Regulatory Authority for registration and/or approval necessary for the marketing and sale of the Product in the respective country(ies) of the Territory.

Batch shall mean a specific quantity of Product that is intended to be of uniform character and quality, within specified limits, and is produced during the same cycle of manufacture as defined by the applicable Batch record.

Certificate of Analysis means a document signed by an authorized representative of Vendor, describing Specifications for, and testing methods applied to, Product, and the results of testing.

Certificate of Compliance means a document signed by an authorized representative of Vendor, certifying that a particular Batch meets the Specifications (defined below).

cGMP Regulations shall mean the regulations defining and regulating current Good Manufacturing Practice guidelines and in particular the latest edition of the GMP guideline of the Pharmaceutical Inspection

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Convention (PIC/S) and further guidelines issued by the FDA, EMA, PIC/S, the International Conference on Harmonization (ICH) or any relevant Regulatory Authority as may be applicable.

CMC shall mean the chemistry, manufacturing, and controls section(s) and data in any Application for Marketing Authorization that covers the chemical composition of a given Product and its components and the control and manufacturing process for any Products and their components, as may be amended or supplemented from time to time.

EMA shall mean the European Medicines Agency or any successors to its responsibilities with respect to pharmaceutical products such as the Product.

FDA shall mean the US Food and Drug Administration or any successors to its responsibilities with respect to pharmaceutical products such as the Product.

Hidden Defects shall mean any instance where Deliverable fails to conform to the Specifications, such failure not being discoverable upon reasonable physical inspection or standard testing upon receipt of Deliverable.

Manufacturing Facility shall mean Vendor’s manufacturing facility, [***] Pennsville, NJ 08070, USA or [***] Saint, Saint Vulbas, France.

Manufacturing Procedure shall mean the agreed upon manufacturing process as detailed in mutually approved batch production records and Batch Documentation including the testing plan, used by Vendor to manufacture the Products.

Operational Capacity shall mean the maximum manufacturing capacity that each Facility shall achieve per calendar year as defined in Attachment A.

Order shall mean an order issued by Keryx for a certain quantity of Product.

Party(ies) shall mean shall mean either Keryx or Vendor, or both, as the context may require.

Product shall mean ferric citrate manufactured at a Manufacturing Facility in accordance with the Manufacturing Procedure and Specifications (defined below) and constitutes a Keryx Deliverable (defined below).

Product Price shall mean, [***].

Quality Agreement shall mean the agreement between Vendor and Keryx which defines the responsibilities of each Party (Delineation of Pharmaceutical Responsibility) with respect to the practices to be followed to ensure Deliverable quality and compliance with cGMP Regulations, substantially in the form attached hereto as Attachment C, or as mutually amended by the Parties after the Agreement Date.

Regulatory Authority shall mean shall mean the EMA, the FDA and any other national or supranational authorities who are responsible for approving the conduct of clinical trials, marketing and sale of pharmaceutical products in the intended country of use.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Specifications shall mean the detailed description of technical requirements the Product has to conform with, as set out in detail in Attachment D, which specifications may be amended from time to time in accordance with this Agreement.

Territory shall mean the [***] and other territories agreed by the Parties in writing from time to time.

2.    PERFORMANCE OF SERVICES AND COMPLIANCE WITH LAWS

2.1    Vendor shall, directly or through its relevant local Affiliate, perform certain expansion services in both of its Manufacturing Facilities (the “Manufacturing Expansion Services”), as further set forth in Attachment A, in order to achieve its Operational Capacity obligations hereunder.

2.2    As long as the Forecast (as such term is defined below) in any calendar year reaches the Operational Capacity, Vendor shall not use the equipment dedicated to the Product for the manufacture of any products other than the Product. In all other calendar years, Vendor shall be free to use the equipment for the manufacture of other products; however, Keryx is granted a right of priority for the use of the equipment.

2.3    Vendor shall perform certain manufacturing services (the “Services”), and create certain Deliverables (as defined below), for Keryx, as specified in one or more mutually agreed upon statements of work or project schedules (each a “Statement of Work” and together the “Statements of Work,” with a template incorporated as Attachment E hereto), attached to this Agreement and numbered in sequential order. The terms of each Statement of Work are incorporated into this Agreement by reference and shall be binding upon the parties hereto. In the event of a conflict or ambiguity between any term of this Agreement and a Statement of Work that is not expressly contemplated by this Agreement, the terms of this Agreement shall govern. Notwithstanding the foregoing, with respect to Product specifically, the act of Keryx issuing an Order that Vendor accepted in writing, such Vendor writing containing the items specified in Section 3.8 below, shall constitute a valid Statement of Work hereunder where such Order is not otherwise issued pursuant to the terms of an outstanding Statement of Work, in which case such Order shall be deemed to be part of such pre-existing Statement of Work.

2.4    In providing the Services, Vendor agrees that it shall comply with all laws and regulations applicable to the performance by the Vendor of its obligations hereunder in the country of the relevant Manufacturing Facility and the Territory and at the time of performance of such obligations and cGMP Regulations.

2.5    To the extent applicable, each Party shall inform itself of and comply with applicable anti-corruption legislation, including legislation enacted pursuant to the 1997 OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (the “OECD Convention”), and the Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. §§78dd-1, et. seq.) (the “FCPA”). If applicable to the Services provided hereunder, each Party declares that it understands the provisions of the OECD Convention and the FCPA, and agrees not to breach any such legislation or to cause the other Party to breach any such legislation. Each Party further agrees that, if applicable, it will educate its directors, officers and employees engaged in performing obligations hereunder in relation to such legislation.

2.6    Each Party shall use its best efforts to ensure that its directors, officers and employees comply with all of the terms and provisions of this Agreement and such Party shall be held liable for all acts and omissions of its directors, officers and employees in the performance of this Agreement.

3.    PURCHASING AND PAYMENT

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.1    For the Manufacturing Expansion Services by Vendor in both of its Manufacturing Facilities, Keryx shall pay to Vendor a total lump-sum fee of [***] (“Service Fee”), which, for the avoidance of doubt, shall include taxes and fees as well as the actual costs of equipment procurement, commissioning, and validation. It is hereby acknowledged and agreed between the Parties that the Service Fee is a fixed lump sum fee and Keryx shall have no obligation to pay any amounts above the Service Fee for the Manufacturing Expansion Services. Any amounts required to finance the foregoing above and beyond the Service Fee shall be for the sole account of Vendor.

3.2    Keryx shall issue to Vendor on the Agreement Date a [***] purchase order for the Manufacturing Expansion Services (the “Support PO”), upon receipt of which Vendor shall invoice to Keryx the Service Fee, payable in accordance with Section 3.11.

3.3    Purchase and shipment of Services and Deliverables will be in response to written purchase orders submitted by Keryx.

3.4    Keryx will purchase Product at the Product Price in agreed upon volumes as follows by way of issuing a non-cancellable Order to Vendor or its relevant Affiliate:

3.4.1    [***], upon receipt of which Vendor shall within [***] business days confirm its acceptance in writing and provide a delivery schedule mutually acceptable for both Parties that sets out delivery dates for specified quantities of Product. Vendor shall ensure that within [***] days of the last payment made by Keryx under the [***].

3.4.2    on the [***], for [***], upon receipt of which Vendor shall within [***] business days confirm its acceptance in writing and provide a delivery schedule mutually acceptable for both Parties that sets out delivery dates for specified quantities of Product. Vendor shall ensure that within [***] days of the last payment made by Keryx under the [***].

3.4.3    no later than [***], for [***], upon receipt of which Vendor shall within [***] business days confirm its acceptance in writing and, in accordance with Section 3.8, provide a delivery schedule mutually acceptable for both Parties that sets out delivery dates for specified quantities of Product. Vendor shall ensure that within [***] days of the last payment made by Keryx under the [***].

The Parties acknowledge that the [***] sums were paid by Keryx to Vendor, or Vendor’s Affiliates as designated by Vendor, prior to the Agreement Date for the reservation of 2018 manufacturing capacity and the provision of certain engineering, plant set-up and other preparatory services related thereto at the [***] and the [***], respectively, because the Parties were not in a position to execute this Agreement when Vendor began planning its 2018 manufacturing schedule.

3.5    Keryx will have the obligation to purchase (i) for delivery in 2019, a minimum of [***], and (ii) for delivery in 2020 and for the remainder of the Agreement, a minimum [***].

3.6    From [***], both Parties will have the ability to transition the [***] to the [***], upon provision of twelve (12) months’ notice to the other Party ([***]).

3.7    Keryx will provide, for the first time no later than [***], and then at [***], the total projected yearly volume (as well as the projected monthly breakdown) as a rolling non-binding forecast for the subsequent [***] during the Term (defined below) to Vendor in writing, it being specified that such Forecast shall at all times consider the [***] and not exceed the Operational Capacity per Manufacturing Facility set forth in

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment A (the “Forecast”). Based on such Forecast Vendor will plan the following [***] production and will share such plan (the “Manufacturing Plan”) for each Manufacturing Facility with Keryx by [***]. The plan for 2018 shall be agreed by the Parties within ten (10) business days from the date of issuance of the [***]. Keryx acknowledges that Vendor will rely on the accuracy of Keryx’s Forecasts in planning its acquisitions of raw materials, [***].

3.8    Keryx shall submit to Vendor [***] a binding Order per Manufacturing Facility, if applicable, for the delivery of Product for the [***], respectively, from such Manufacturing Facility, and Vendor shall, once confirmed in accordance with the provisions below, fulfill such Order in accordance with this Agreement (including the time periods set forth in such initial Order). Each Order shall be on such form of Order or document as agreed between the Parties from time-to-time in writing and shall include (a) the quantities and types of Service, or Product or other Deliverable, (b) shipping instructions and destination(s) (and for clarity, Keryx may designate a designee to receive shipments (e.g., a distributor)), and (c) the requested date(s) of delivery. Vendor shall, within [***] business days of receipt of an Order, (i) confirm in writing that an Order has been accepted, (ii) specify the dates for delivery of the Product (each, a “Delivery Date”) and (iii) submit to Keryx [***]. It is however acknowledged and agreed that, for the [***], Vendor shall confirm in writing that an Order has been accepted and specify the Delivery Date within [***] business days of receipt of such orders. Vendor shall be required to accept the Orders for Product which are placed with Vendor that do not exceed the Operational Capacity. In the event that the terms of any Order or Order acceptance are not consistent with the Agreement, the terms of this Agreement shall prevail. [***]

3.9    During the Term (defined below) and for [***] thereafter, Vendor agrees that it (and its Affiliates) will not, directly or with or on behalf of a third party, develop, market, advertise, promote, manufacture, supply, distribute, offer to sell or sell any product or any other product containing a bulk drug substance which is the same as, or similar to, the Product for any other person or entity (other than for Keryx pursuant to this Agreement) without Keryx’s prior written consent. In all cases, under no circumstances will Vendor (or any of its Affiliates) use any Keryx Deliverable, Keryx Intellectual Property or Confidential Information of Keryx to manufacture, for itself or for any other person or entity other than for Keryx pursuant to this Agreement any product at any time, or for any other purpose other than for the provision of Services, including the manufacture of Product, for Keryx hereunder, and such obligation not to use any Keryx Deliverable, Keryx Intellectual Property or Confidential Information of Keryx shall survive the expiration or termination of this Agreement

3.10    Except as provided in Sections 3.11 and 6.1.14, Vendor shall invoice Keryx for Product upon delivery to Keryx, which occurs following [***]. Transfer of ownership shall occur upon delivery to Keryx, and Keryx assumes all responsibilities and liability arising out of the transport, storage, handling and use of the Product after delivery by Vendor to Keryx.

3.11    Unless provided otherwise in a Statement of Work, Keryx shall pay the undisputed amounts payable to Vendor hereunder within [***] days of receipt of invoices submitted by Vendor, except for the Support PO, under which the Parties agreed on the following specific payment terms: [***]. In the event of any good faith dispute with regard to a portion of an invoice, the undisputed portion shall be paid as provided herein.

3.12    In addition to the compensation for the Services or Deliverables set forth in a Statement of Work, if so provided in the applicable Statement of Work, Keryx agrees to reimburse Vendor for all documented, reasonable out-of-pocket expenses necessarily incurred by Vendor in its performance of the Services or creation of Deliverables, including travel, lodging and meal expenses relating directly to the provision of the Services (“Out-of-Pocket Expenses”); provided, however, that Vendor may not charge an internal premium for or mark up such Out-of-Pocket Expenses. Any individual Out-of-Pocket Expenses in excess

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of [***], and all expenses for travel, shall be subject to prior review and approval by Keryx and will be reimbursed pursuant to Keryx’s corporate policies for such expenses (which require, among other things, the submission of original, itemized receipts for any expense of [***] or more). Vendor shall detail all such Out-of-Pocket Expenses in its invoices and shall provide documentation of such expenses. All invoices shall be submitted electronically to accountspayable@keryx.com and addressed to Keryx Biopharmaceuticals, Inc., Attn: Accounts Payable, One Marina Park Drive, 12th Floor, Boston, MA 02210. Keryx will make reimbursement payments within [***] days of Keryx’s receipt of such invoice.

3.13    In addition to the compensation set forth in the applicable Statement of Work, Keryx shall pay for all applicable taxes in connection in any way with this Agreement, or an instrument or agreement required hereunder, and all interest, penalties, or similar liabilities with respect thereto, including, but not limited to, sales, use, excise, value-added, goods and services, consumption and other similar taxes or duties. Each Party shall be responsible for taxes based on its own net income, employment taxes of its own employees, and for taxes on any property it owns or leases.

3.14    If, from [***] (assuming all payments under the [***] have been made), Keryx wishes to have Product from the [***] invoiced in US Dollars (USD), the following shall apply:

3.14.1    The USD Product Price for Product manufactured in and delivered from the [***] in [***] (assuming all payments under the [***] have been made) shall be based on the average of the exchange rate between the US Dollar (USD) and the EURO (EUR), as defined by the European Central Bank, over the [***] (the “Base Rate”).

3.14.2    In the event of an exchange rate fluctuation during the term of this Agreement, but for the first time in [***] and on each following [***] period thereafter, the Parties agree to adjust the USD Product Price for Product manufactured in and delivered from the [***] for the following [***] as follows: [***]. A currency exchange rate that is more or less than [***] in comparison to the Base Rate, or the Latest Rate on which the latest Product Price adjustment was based, as applicable, will result in a Product Price adjustment up or down equal to the percentage increase or decrease, respectively.

3.15    In the event that Vendor knows or has reason to believe that the costs for Services or Out-of-Pocket Expenses will, or are likely to, exceed the agreed upon amounts set forth on any Statement of Work, Vendor shall promptly notify Keryx in writing of such fact or expectation as well as the anticipated amount in excess and the reason(s) therefore. Keryx shall not be responsible for any such excess costs unless expressly authorized in advance and in writing by Keryx.

3.16    Keryx reserves the right to request and receive from Vendor additional documentation, such as receipts or other verification, for any taxes or Out-of-Pocket Expenses which Vendor claims Keryx is obligated to pay.

4.    RIGHTS IN DELIVERABLES

4.1    As used in this Agreement, the term “Keryx Deliverables” shall mean any and all work product (including the Product), including, but not limited to, reports, documents, templates, studies, strategies, operating models, abstracts and summaries thereof, inventions, discoveries, know-how and improvements, and any other intellectual property of any kind prepared or commissioned work and patentable and non-patentable substances, devices, processes and the like, that are created, invented or conceived of by Vendor

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(or jointly by Vendor and one or more employees or agents of Keryx) in the performance of its Services for Keryx hereunder.

4.2    As used in this Agreement, the term “Vendor-Owned Deliverables” shall mean any and all standard pre-existing products, reports, newsletters, materials, research, inventions, discoveries, know-how and improvements and other work product produced by Vendor for Keryx under this Agreement that do not incorporate, rely on or require the use of (and are severable from) any Confidential Information of Keryx (Confidential Information defined below), or any Intellectual Property owned by, licensed to, or otherwise controlled by Keryx. For the avoidance of doubt, any work product produced by Vendor for Keryx under this Agreement that are not Vendor-Owned Deliverables shall be Keryx Deliverables.

4.3    Keryx Deliverables, together with Vendor-Owned Deliverables (if any), shall be collectively referred to herein as the “Deliverables.” To the extent possible, the specific Deliverables that Vendor will create and deliver to Keryx shall be enumerated in the applicable Statement of Work(s) and/or any proposals attached thereto. Notwithstanding the failure of the Parties to delineate specific Deliverables in a Statement of Work (including any attached proposal incorporated therein by reference), any deliverables or work product created by Vendor under this Agreement or any Statement of Work hereto shall be considered Deliverables hereunder.

4.4    All intellectual property rights, including, without limitation, copyrights, trade secrets, inventions, whether patentable or not, technology, know-how, results and data (collectively, “Intellectual Property”), embodied in or necessary to Keryx Deliverables (“Keryx Intellectual Property”) shall be owned by Keryx, and Keryx shall have an unrestricted free right to use all such Keryx Intellectual Property as it wishes. Moreover, the Parties agree that the Keryx Deliverables shall be considered Confidential Information of Keryx, and Vendor shall protect the foregoing in accordance with Section 5 of this Agreement. Vendor hereby irrevocably assigns to Keryx all of Vendor’s rights, title and interest, if any, in and to such Keryx Intellectual Property. Vendor agrees to promptly notify Keryx of the creation or existence of any such Keryx Intellectual Property, with reference to this Agreement, and to provide such information and assistance as Keryx may reasonably request from time to time to enable Keryx to exercise its rights hereunder with respect to the Keryx Intellectual Property. Except as needed to perform Vendor’s obligations hereunder, nothing in this Agreement shall be deemed to grant to Vendor any rights or licenses under any patent applications or patents or to any know-how, technology or inventions of Keryx relating to Keryx Intellectual Property or other intellectual property of any kind owned by, licensed to, or otherwise controlled by Keryx.

4.5    Vendor acknowledges that each Keryx Deliverable is a specially prepared or commissioned work (such as, but not limited to, instructional texts, audiovisual aids and translations), and shall be a “work made for hire” by an independent contractor as defined under the United States Copyright laws (17 U.S.C. Sections 101 et seq.). Notwithstanding the above sentence, in the event that any Keryx Deliverable prepared by Vendor in performance of the Services hereunder is determined by a court of competent jurisdiction not to be a “work made for hire” by an independent contractor as defined under the United States Copyright laws (17 U.S.C. Sections 101 et seq.), this Agreement shall operate as an irrevocable assignment by Vendor to Keryx of all copyrights in the Keryx Deliverables, including related derivative works.

4.6    Notwithstanding the foregoing, each Party will retain all of its rights in any materials, ideas, products, concepts, methodologies, processes, techniques, templates, reports, information, inventions, concepts, data, know-how and other works, and all intellectual property rights therein owned or controlled by such Party prior to the date of this Agreement, or acquired or developed after the date of this Agreement, but unrelated to this Agreement and developed without reference to or use of the Intellectual Property or Confidential Information of the other Party.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.7    Vendor shall retain all ownership rights, including rights in its pre-existing Intellectual Property, in all Vendor-Owned Deliverables. Vendor hereby grants Keryx [***] license in Vendor-Owned Deliverables to the extent necessary to allow Keryx to manufacture, sell, commercialize or make any other use of the Product, which may include without limitation having the Product manufactured by a third-party supplier, subject to the confidentiality obligations applicable to the related Vendor’s Confidential Information. Such license shall, among other uses, permit Keryx to (i) internally use, distribute, print, copy or maintain in electronic or hard copy format such Vendor-Owned Deliverables, and (ii) externally use, distribute, print, copy or maintain in electronic or hard copy format extracts from the Vendor-Owned Deliverables; provided, that Vendor’s standard copyright notice and attribution is prominently included.

4.8    All materials, compounds, documents, records, drawings and other tangible property, whether or not pertaining to Keryx Confidential Information (as defined below), furnished to Vendor by Keryx in connection with this Agreement or otherwise (“Keryx Property”), shall be and remain the sole property of Keryx.

5.    CONFIDENTIALITY

5.1    Each Party (the “Receiving Party”) agrees to treat as the confidential and exclusive property of the disclosing Party (the “Disclosing Party”) (i) all information that is disclosed by or on behalf of the Disclosing Party in connection with or by reason of the Services, including, but not limited to, Intellectual Property and all information and data relating to the Disclosing Party and its products, business affairs, marketing and promotion plans or other operations, (ii) any confidential or proprietary information that is generated or created by either Party in the course of performing their obligations under this Agreement, and (iii) the results of the Services (collectively, “Confidential Information”). The Receiving Party agrees to use any Confidential Information solely for purposes of performing their obligations, and in the case of Keryx as the Receiving Party, subject to the limitations set out in Sections 5.2 and 5.5 hereof, to exercise its rights and utilize the Services and Deliverables, under this Agreement and for no other purpose without the prior written consent of the Disclosing Party. For the avoidance of doubt and notwithstanding the foregoing, the Manufacturing Records, to the extent that they refer solely to the Product (including the Manufacturing Procedure and the raw materials, intermediates, and components used therein), and Keryx Deliverables (which include the results of the Services and all Keryx Intellectual Property), even though first disclosed by Vendor, constitute Confidential Information of Keryx, as to which Keryx shall be deemed the Disclosing Party for purposes of this Section 5.

5.2    The Receiving Party agrees not to disclose any Confidential Information to any third party for any purpose without obtaining the prior written consent of the Disclosing Party, except (i) to the extent required by law; provided, that the Receiving Party takes all reasonable steps to (a) provide the Disclosing Party with notice of and an opportunity to comment on such required disclosure, (b) limit the scope of such disclosure, and (c) secure the confidential treatment of such disclosure by the recipient(s) thereof consistent with the terms and conditions of this Agreement, and (ii) as expressly set forth herein. The Receiving Party may disclose Confidential Information to its consultants, advisors and collaborators, but only to the extent necessary to perform its obligations hereunder and in the case of Keryx as the Receiving Party to exercise its rights and utilize the Services and Deliverables, subject to the limitations set out in Sections 5.2 and 5.5 hereof. The Receiving Party agrees that any such directors, officers, employees, consultants, advisors, subcontractors, and collaborators (the “Representatives”) to whom Confidential Information is disclosed shall be advised of Receiving Party’s obligations under this Agreement and shall be bound by the terms at least as restrictive as the terms hereof to protect the confidentiality of the Confidential Information pursuant to (x) a written agreement with Receiving Party, or (y) the rules and standards of professional conduct to which such Representative is bound.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.3    Confidential Information shall not include information concerning Disclosing Party that Receiving Party is able to demonstrate (i) was rightfully in its possession prior to receipt from Disclosing Party, as evidenced by Receiving Party’s prior written records, (ii) is now, or hereafter becomes, part of the public domain through no act or failure to act on the part of Receiving Party or its Representatives, (iii) becomes known to Receiving Party through disclosure by a third party lawfully having possession of such information and lawfully empowered to disclose such information, or (iv) was independently developed by Receiving Party without the aid, application, use or benefit of Confidential Information disclosed under this Agreement, as evidenced by Receiving Party’s prior written records.

5.4    Except as otherwise required by Applicable Law, Receiving Party shall not publish any articles, make any presentations or otherwise publicly disclose any information relating to the details of this Agreement, or referring to data, information or materials generated as part of the Agreement, in whole or in part, without the prior written consent of the Disclosing Party.

5.5    Receiving Party agrees that, upon the earlier to occur of (i) Disclosing Party’s request or (ii) termination or expiration of this Agreement, Receiving Party shall (a) return to Disclosing Party any or all parts of the Confidential Information and Intellectual Property provided to Receiving Party in documentary or other tangible form, including all copies and other tangible embodiments thereof made by Receiving Party or Receiving Party’s Representatives, and (b) destroy any and all Confidential Information and Intellectual Property in Receiving Party’s possession and stored in then-accessible electronic or other media, provided however, that both Parties may keep original documents, copies and samples as required by law or for archival purposes, and Keryx shall have the right to retain all Vendor-owned Deliverables to which it has rights under Section 4.7 above and all Manufacturing Records to the extent that they refer solely to the Product (including the Manufacturing Procedure and the raw materials, intermediates, and components used therein), and Keryx Deliverables. In no event shall Vendor dispose of any materials or data or other information obtained or generated in the course of performing their obligations hereunder or under any Statement of Work hereto without giving Keryx [***] days’ prior written notice of Party’s intent to do so.

6.    PRODUCT QUALITY AND RECALLS

6.1.1    Vendor shall institute effective procedures to ensure that the manufacture of Product is and remains fully compliant with the Quality Agreement (Attachment C) and all regulatory requirements.

6.1.2    Vendor will manufacture Product according to cGMP Regulations, Manufacturing Procedure, Specifications and the provisions of the Quality Agreement as well as in accordance with all applicable law and the other requirements of this Agreement (collectively, all the foregoing the “Manufacturing Requirements”). The Quality Agreement contains and governs all quality related matters and set forth the responsibility of the Parties with respect to certain tasks including, but not limited to, change control, deviations, stability, complaints, records, sampling, testing, retaining of samples, release, as well as tasks related to regulatory reporting, investigations, and recalls. Each Batch of Product will be sampled and tested by Vendor against the Specifications, and the quality assurance department of Vendor will review the documentation relating to the manufacture of the Batch and will assess if the manufacture has taken place in compliance with the Manufacturing Requirements.

6.1.3    For each Batch, Vendor will release Product against agreed upon Specifications (set out in Attachment D) and provision to Keryx of a Certificate of Conformance, Certificate of Analysis, and certificate of origin (including a BSE / TSE statement). Keryx will respond promptly to Vendor (but in no case more than [***]) after notice of Vendor Product release and provision of the requisite documentation with either

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i) an authorization to ship form or (ii) notification of rejection for non-compliance with the Specifications. For the first X number of Batches of Product (where, for a calendar year, [***], Vendor will also provide to Keryx, concurrently with the foregoing documentation, a complete and accurate copy of the Batch records, including applicable quality control and quality assurance release of raw materials (for raw materials, Certificates of Analysis) and components (collectively, the “Batch Documentation”), by electronic mail in the form of a PDF. If Keryx has determined that the Batch does not comply with the Specifications, the Parties shall proceed according to Sections 6.1.23 and 6.1.24. Upon request, Vendor will also deliver to Keryx all Records, Batch Documentation, and other supporting Documentation in the possession or under the control of Vendor relating to the manufacture of each Batch of Product (or any intermediate or component of Product). If Vendor has provided the requisite documentation specified in this Section 6.1.3 and Keryx [***], the Batch shall be deemed authorized to ship by Keryx, provided that Keryx still retains its rights of rejection as specified in Section 6.1.22. Any scope changes to the release requirements or quality requirements and associated impact(s), including impacts to costs, will be reviewed and assessed prior to implementation, and in all cases subject to the prior written approval of Keryx.

6.1.4    If particles larger than what would normally shed into Product are observed, Parties will investigate and evaluate risk of Product, and determine disposition. Any disputes between the Parties regarding whether Product conforms to cGMP Regulations or the other requirements of the Agreement will be submitted to a neutral expert/laboratory for binding resolution pursuant to the procedures set forth below in Section 6.1.24.

6.1.5    One lot of Product per [***] be placed on [***] stability program if manufactured in that year, which shall provide data necessary to support the annual product quality review. Notwithstanding the foregoing, Vendor shall place for-cause lots on such a stability program if reasonably requested by Keryx, at Keryx’s cost and expense.

6.1.6    Vendor shall, at its own cost and expense, ensure that at all times during the Term of this Agreement, the relevant Manufacturing Facility is in a qualified and validated state appropriate for inclusion as a manufacturing site for Product as required by the applicable Regulatory Authorities of the Territory, applicable law and the Specifications. Vendor agrees, at its expense, to operate and maintain the facilities and all equipment used, directly or indirectly, to manufacture Product in accordance with the Specifications and all Applicable Law, and to maintain the facilities and equipment in an acceptable state of repair and operating efficiency so as to meet the Specifications and all Applicable Law. Vendor shall be responsible for validating the equipment (including conducting installation, operational and performance qualification), and the production, cleaning and, to the extent applicable, packaging processes, as well as all other appropriate steps performed at the facilities. All validation procedures must: (i) meet Applicable Law and the requirements of the Quality Agreement; and (ii) be found acceptable by Regulatory Authority inspectors, if applicable. If any Regulatory Authority finds Vendor’s validation procedures to be unacceptable or Vendor does not otherwise comply with clause (i) above, then all validation must be repeated until the validation procedures otherwise meet the requirements of clause (i) above and to receive all Regulatory Authority approvals. Any costs or expenses related to bringing a facility or any equipment needed to manufacture Product into compliance with any applicable regulatory requirements at any time shall be borne exclusively by Vendor.

6.1.7    Location of Manufacturing Activities. Notwithstanding anything to the contrary contained herein, all manufacturing activities shall occur at the relevant Manufacturing Facility and Vendor may not change to a different facility (for all or any portion of the manufacture of Product hereunder) unless consented to by Keryx in writing (in its sole discretion); provided, that in all cases no change of Manufacturing Facility shall relieve Vendor of any of its obligations under this Agreement. Vendor shall provide to Keryx supporting

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

data in order to permit Keryx to amend its (and its Affiliates’ and designees’, as applicable) regulatory filings to reflect any such change and shall otherwise cooperate in good faith with Keryx to comply with all regulatory obligations arising out of such changes (and Vendor shall reimburse Keryx for all costs incurred in connection therewith).

6.1.8    Person in Plant. At all times during the Term of this Agreement, Keryx shall be allowed, during reasonable times while manufacturing activities are occurring, subject to safety and access hours constraints, to have representatives on site at the Manufacturing Facility and access to all applicable portions of the Manufacturing Facility (including the manufacturing train), and all associated records, for the purpose of observing, reporting on, and consulting as to any manufacturing activities hereunder. Vendor shall use commercially reasonable efforts to provide Keryx personnel adequate temporary desk space and other reasonable resources available during the periods they are at the Manufacturing Facility.

6.1.9    Quality Agreement. In the event of any discrepancy or inconsistency between the tasks listed in such Quality Agreement and the terms of this Agreement, the terms of Quality Agreement will govern with respect to (i) the delineation of responsibilities pursuant to cGMP Regulations, (ii) the Product Specifications or the Manufacture Procedure and (iii) audits, and the terms of this Agreement shall govern with respect to all other matters; provided, that the Quality Agreement may not be interpreted or construed by either Party as amending or modifying in any way any terms of this Agreement except those terms specifically governed by the Quality Agreement. The Quality Agreement may be modified or amended by the Parties, in writing; provided, that such modification or amendment shall not be deemed to modify or amend the non-quality terms of this Agreement.

6.1.10    Quality Systems. Vendor shall maintain systems of operation and quality assurance that are consistent with Applicable Law and as otherwise may be required by applicable Authorities. Such systems shall include written policies and procedures that address, at a minimum, the following: (a) quality systems; (b) facilities and equipment systems; (c) raw materials systems; (d) production systems; (e) packaging and labeling systems; and (f) laboratory control systems.

6.1.11    Batch Failure. Vendor agrees to notify Keryx promptly (but in no event more than [***]) of discovery after any Batch failure which could result in Vendor’s inability to meet Keryx’s requested delivery dates, or of learning of any failure of any Batch of Product to meet Specifications or the manufacturing requirements or if Vendor has any other safety or efficacy concerns with respect to a Batch of Product. Vendor agrees not to reprocess or rework any Batch of Product, or any intermediate in the manufacture of Product, without the prior written approval of Keryx in writing (in its sole discretion). Vendor shall notify Keryx promptly (but in no event more than [***]) after any failure of a released Batch during stability testing.

6.1.12    Manufacturing Records. In connection with the manufacture of Product, Vendor shall maintain all records necessary to comply with Applicable Law and the provisions of the Quality Agreement. In addition, Vendor shall prepare and adhere to Batch documentation in accordance with its normal procedures, including creating and maintaining quality control records and all raw data relating to each Batch processed. Specifically, but without limitation, Vendor shall maintain complete and accurate Manufacturing Records (defined below) with respect to: (i) Products (including all yield data, Batch records, supporting documentation, validation data, stability testing data, quality control, laboratory testing, as well as any other data and records required under cGMP Regulations or the Quality Agreement to be retained with respect to Product); and (ii) any other records reasonably necessary to support cGMP Regulations and other applicable regulatory requirements (collectively, “Manufacturing Records”). All documentation provided to Keryx for review and/or approval shall be provided in the English language or as an accurate translation into English.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Vendor shall make Manufacturing Records available for inspection, audit and copying by Keryx and its representatives and agents, including Keryx’s auditors, at no cost to Keryx, upon reasonable request during normal business hours. Vendor shall maintain and preserve all Manufacturing Records for the longest period as may be required by applicable law and otherwise in accordance with the Quality Agreement. Vendor shall provide Keryx on a periodic basis, and at least annually, or as otherwise requested by Keryx from time to time, such information concerning Product, production batches, yields and quality status as is specified in the Quality Agreement. Notwithstanding anything in Section 5 to the contrary, Keryx shall have the right to use and disclose Manufacturing Records for any lawful purpose.

6.1.13    Materials. In the manufacture of Product, Vendor shall only use [***].

6.1.14    Preparing and Submissions of Application for Marketing Authorization. As between the Parties, Keryx shall have the sole right and responsibility to prepare and file an Application for Marketing Authorization, including the CMC, with the applicable Regulatory Authorities, and, for clarity, including responding to any questions and inquires of the Regulatory Authority subsequent to filing. If determined by Keryx (in its sole discretion), Keryx shall have the right to include a designation of Vendor and the Manufacturing Facility as a manufacturer and manufacturing site of Product in the applicable health registrations. Notwithstanding the foregoing, prior to filing with the applicable Regulatory Authorities, Keryx will provide to Vendor a redacted copy of the Product portion of such Application for Marketing Authorization and supporting documents. This disclosure will permit Vendor to verify that the Application for Marketing Authorization accurately describes the Manufacturing Procedure that Vendor will perform under this Agreement. Vendor requires [***] to perform this review, but the Parties may agree a shorter time for the review as needed.

6.1.15    CMC Information. Keryx, in its discretion, may provide Vendor with CMC information applicable to Vendor for Vendor to manufacture Product in accordance with this Agreement and the Health Registrations, and Vendor shall comply with all such CMC information in performing its activities hereunder. For clarity, all CMC information shall be considered Confidential Information of Keryx hereunder.

6.1.16    Regulatory Support for Preparing and Submitting Application for Marketing Authorizations. If set out in any particular Statement of Work, Vendor shall perform the activities (including tests and documents to support CMC modules for preparing and submitting Applications for Marketing Authorization) in connection with the preparing, completing, and submitting Applications for Marketing Authorization, which activities shall be performed by Vendor in compliance with all Applicable Law. If set out in any particular Statement of Work, and in any case at Keryx’ sole costs and expenses, Vendor shall be prepared for reasonable inspections, including pre-approval inspections, by Regulatory Authorities. If set out in any particular Statement of Work, and in any case at Keryx’ sole costs and expenses, Vendor shall provide Keryx with such information and assistance as Keryx may reasonably request for purposes of preparing and submitting Applications for Marketing Authorization for Product including providing Keryx with all reports, certificates, where applicable, methodologies, specifications and other documentation in the possession or under the control of Vendor (or any of its Affiliates) relating to the pharmaceutical/technical development and/or manufacture of Product or any component thereof.

6.1.17    Vendor Approvals. Except as otherwise specifically set forth herein, Vendor shall be responsible for obtaining and maintaining (and throughout the Term, Vendor shall maintain in full force and effect) all permits and approvals from all Regulatory Authorities in the Territory or as otherwise may be required under Applicable Law, in each case, to operate the Manufacturing Facility and/or which may be otherwise required in connection with the performance of its obligations hereunder, including all permits.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

For clarity, as set forth above Vendor shall have no rights with respect to any Application for Marketing Authorization.

6.1.18    Communication with Regulatory Authorities. As between the Parties, Keryx shall have the sole right to communicate with the appropriate Regulatory Authorities relating to Product, and Vendor shall have no right to do so. Vendor shall at Keryx’s costs and expenses provide Keryx or its Affiliate, promptly, all information in Vendor’s (or its Affiliate’s) possession or control concerning Product which is reasonably requested by Keryx (or its Affiliate) and which is reasonably necessary to meet Keryx’s regulatory obligations. Vendor shall, to the extent such notice is not prohibited by Applicable Law, notify Keryx within [***] of any Regulatory Authority request for samples of Product or Batch records or any other information related to Product and, to the extent permissible by applicable laws, will not provide such material, records or information until such notification is made to Keryx.

6.1.19    Notification of Governmental Authority Visit, Inspection or Inquiry. Vendor shall, to the extent permissible by Applicable Law, advise Keryx immediately (but in no event more than [***] hours after Vendor awareness of scheduled visits or inspections and no more than [***] hours after Vendor awareness of unscheduled visits or inspections) of any Regulatory Authority visit or inspection that relates to Product, raw materials, or the Manufacturing Facility, or any written or oral inquiries by such Regulatory Authority concerning Product (including safety and efficacy claims), raw materials, or any Manufacturing Facility. If such visit or inspection or inquiry is related to Product, raw materials, or the Manufacturing Facility, Vendor shall to the extent permissible by Applicable Law ensure that one representative of Keryx is allowed to be present on site, if requested by Keryx. Again to the extent permissible by Applicable Law, Vendor shall promptly (and in no event later than [***] of its own receipt) furnish Keryx available summaries of all reports, documents and correspondence with respect to any Regulatory Authority inquiries, visits or inspections of the Manufacturing Facility or otherwise related to Product or raw materials as well as, to the extent permissible by Applicable Law, a copy of each report, document and correspondence issued by or provided to any Regulatory Authority in connection with such request, visit or inquiry. To the extent permissible by Applicable Law, Vendor and Keryx shall consult with one another in an effort to arrive at a mutually acceptable response to the extent related to Product. Without limiting the foregoing, Vendor shall furnish to Keryx, to the extent permissible by Applicable Law, (a) within [***] after receipt, any report or correspondence issued by the Regulatory Authority in connection with such visit, inspection or inquiry, including if applicable any FDA Form 483, Establishment Inspection Report, or warning letter, and (b) copies of any and all proposed responses or explanations to any Authority relating to items set forth above prior to the submission of such responses or explanations to any Regulatory Authority by Vendor and will consult with, and require approval from, Keryx before responding to each such communication, provided that the documents specified in (a) and (b) of this Section 6.1.19 may be redacted to remove the confidential information of Vendor’s other customers. Vendor will provide Keryx with a copy of its final responses within [***] after submission.

6.1.20    Communications by Keryx. For purposes of clarity, nothing in this Agreement, including the provisions of this Section 6, shall restrict the right of Keryx (or its Affiliates or other designees) from taking an action that it deems to be appropriate or required by applicable law with respect to Product, including making a timely report to a given Regulatory Authority with respect to Product.

6.1.21    Storage of Materials and Product. Vendor shall ensure that all raw materials and components that are in Vendor’s control and are to be used in the manufacture of Product, as well as all Manufacturing Procedure intermediates and Product in Vendor’s control, are stored in accordance with the terms and conditions of Vendor’s procedures (based on information provided by Keryx), as approved by Keryx in writing, that describe the methods of packaging, preserving, monitoring and storing any and all Keryx

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

property, including the Product and the Manufacturing Procedure, or as otherwise mutually agreed to by Vendor and Keryx and/or as recommended in writing by third party suppliers of any such raw materials and components.
6.1.22    [***]Upon receipt of Product at Keryx’s facilities, Keryx shall examine the Product within [***] days in order to determine compliance with the Specifications, the Quality Agreement, cGMP Regulations, the Manufacturing Procedure and the other requirements of this Agreement, including Applicable Law. If, in Keryx’s opinion, the Product delivered does not comply with any of the foregoing, Keryx shall notify Vendor promptly in writing thereof. If Keryx does not notify Vendor accordingly within the specified time set forth above the Product is deemed accepted, provided that Keryx retains the right to reject the Product for an [***] period from delivery in case of Hidden Defects, in which case Keryx shall inform Vendor in writing within [***] business days of discovery thereof. Any claims by Keryx regarding Product delivered shall specify in reasonable detail the nature and basis for the claim and cite Vendor’s relevant Batch numbers or other information to enable specific identification of the Product involved. Vendor agrees to review any written claim made by Keryx regarding the quality of the Product and to provide Keryx with the results of such review within [***] days. If such review and testing by Vendor confirms that a certain quantity of Product did not meet the Specifications, Keryx shall have the right to reject such Batch of Product. In this case the Parties shall proceed according to Section 6.1.23. Keryx shall, at Vendor’s expense, dispose of or deliver such quantity involved to such destination as Vendor shall direct in writing, provided that such directions are in compliance with applicable environmental laws and regulations. Keryx shall not dispose of any Product supplied by Vendor and found not to be in line with the Specifications without Vendor’s prior written consent; provided, however, if such consent is not received by Keryx within [***] business days of request by Keryx for such consent, Keryx may dispose of such Product at Keryx’s discretion.

6.1.23    The Parties may confer and agree in writing that Vendor will, as Keryx may elect, expeditiously (1) replace the Product, at Vendor’s sole cost and expense, including the costs of any Keryx-supplied material (if applicable), according to a schedule to be agreed between the Parties, (2) refund in full the fees and expenses paid by Keryx for such Batch, including the costs of any Keryx-supplied material (if applicable), or (3) rework such rejected Product. In the event that a rework procedure is recommended by Vendor to remedy rejected Product and Keryx approves the rework procedure, all records documenting the rework must be maintained by Vendor with the Product Batch’s original production record, and all identification must relate to the original Batch number identification on Product and packaging. Vendor shall be responsible for costs associated with rework or reprocessing of Batches of Product due to physical contamination, equipment failure or rejected Product not fully meeting Specifications or any of the other requirements set forth above. Except in the case of Vendor’s [***] or willful misconduct, but without prejudice to Keryx’s rights and remedies pursuant to Section 8.1, such replacement, refund, or rework shall be the only remedy available to Keryx in case of Deliverable not conforming to the Specifications.

6.1.24    If the Parties hereto fail to agree as to whether a delivered quantity of Product complies with the Specifications, the Parties shall cause the Batch in dispute to be tested and further analyzed by an independent testing laboratory mutually selected by the Parties. The independent laboratory must meet the requirements of cGMP Regulations, be of recognized standing in the industry, and consent to the appointment of such independent laboratory will not be unreasonably withheld or delayed by either Party. The independent laboratory will use the test methods contained in the Quality Agreement, or if not contained therein, the reference standards provided by Keryx. The decision of the independent testing laboratory shall be deemed final as to any dispute over Product quality absent manifest error. Should the laboratory’s testing determine that delivered Product does not comply with the Specifications, then Vendor shall bear all costs for the independent laboratory testing and Keryx shall have the right to reject such batch of Product. In this case the Parties shall proceed according to Section 6.1.23. However, if said quantity of Product is determined by the independent laboratory to have met the Specifications, then Keryx shall bear all costs of the independent

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

laboratory testing and compensate Vendor for the batch in question as set out in this Agreement. Upon execution of this Agreement, and thereafter during the term hereof, each Party shall disclose and deliver to the other Party such information on the technical or medicinal aspects of the Product which it has not already provided to the other Party under an earlier agreement and which it determines may assist the other Party in performing its obligations hereunder, including material correspondence from applicable Regulatory Authorities relating to the Product.

7    REPRESENTATIONS AND WARRANTIES

7.1    Vendor represents and warrants that (i) the Services (including all Product delivered hereunder) will be performed in accordance with the Agreement, including the Specifications, Quality Agreement, Manufacturing Procedure and applicable Statement of Work, and (ii) its performance of the Services and related creation of Deliverables (including all Product delivered hereunder) will be in compliance with all Applicable Laws applicable in the Territory and at the time of manufacture of the Products or performance of the Services.

7.2    Vendor warrants that Deliverables shall conform to the Specifications and that Keryx will have good and marketable title (i.e. full ownership), free and clear of any liability, lien, restriction, claim, charge, security interest and/or other encumbrance to all Products and other Deliverables upon delivery.

7.3    Keryx warrants that except as set out otherwise in any particular Statement of Work, none of the processes, procedures, substances or materials, supplied by Keryx or its designee and used by Vendor in the performance of the Services or the manufacture of Deliverable infringes or misappropriates or will infringe or misappropriate the intellectual property rights of any third party.

7.4    Vendor warrants that, except as set out otherwise in any particular Statement of Work or unless resulting from processes, procedures, substances or materials, supplied by Keryx or its designee, none of the Services performed or Deliverables provided infringes or misappropriates or will infringe or misappropriate the intellectual property rights of any third party.

7.5    THE PRECEDING SECTIONS 7.1, 7.2 AND 7.4 ARE VENDOR’S ONLY EXPRESS WARRANTIES CONCERNING THE SERVICES AND DELIVERABLES, AND ARE MADE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, INFORMATIONAL CONTENT, SYSTEMS INTEGRATION, NON-INFRINGEMENT, INTERFERENCE WITH ENJOYMENT OR OTHERWISE. WITH THE EXCEPTION OF THE EXCEPTIONS AS DEFINED IN SECTION 15.1 BELOW, EITHER PARTY’S LIABILITY UNDER THIS AGREEMENT SHALL BE STRICTLY LIMITED TO THE REMEDIES PROVIDED FOR UNDER THIS AGREEMENT.

8.    INDEMNIFICATION

8.1    Subject to the terms and conditions of this Agreement, Vendor shall protect, defend, indemnify and hold harmless Keryx and its present and former Affiliates, directors, officers, employees successors and assigns from and against any loss, liability or expense incurred in connection with a claim, demand, action, suit or proceeding brought by a third party (a “Claim”), arising from or related to (i) any breach by Vendor of any of its obligations, representations or warranties under this Agreement, (ii) the negligence or willful misconduct of Vendor (or any of its Representatives) in performing its obligations under this Agreement, or (iii) any claim related to Vendor’s warranty in Section 7.4; provided, however, that Vendor shall have no

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

such obligation with respect to any Claim to the extent that such Claim arises from the negligence or willful misconduct of Keryx (or its Representatives), or the breach by Keryx of any of its obligations under this Agreement.

8.2    Subject to the terms and conditions of this Agreement, Keryx shall protect, defend, indemnify and hold harmless Vendor and its present and former Affiliates, directors, officers, employees successors and assigns from and against any loss, liability or expense incurred in connection with a Claim, arising from or related to (i) any breach by Keryx of any of its obligations, representations or warranties under this Agreement, (ii) any information provided by Keryx to Vendor prior to Vendor’s performance, provision, or manufacture of the Services or Product under this Agreement, (iii) side effects, characteristics or defects of Product not attributable to Vendor, or (iv) the use, marketing, distribution by Keryx of Product or any pharmaceutical product containing the Product provided, however that Keryx shall have no such obligation with respect to any Claim to the extent that such Claim arises from the negligence or willful misconduct of Vendor (or its Representatives), or the breach by Vendor of any of its obligations under this Agreement.

8.3    The indemnification obligations of each Party are subject to the following conditions:

(i)    The party seeking to be indemnified (the “Indemnified Party”) shall have provided prompt written notice of a Claim or events likely to give rise to a Claim to the party with the obligation to indemnify (the “Indemnifying Party”) (in any event within sufficient time so as not to prejudice the defense of such Claim); and

(ii)     The Indemnifying Party shall be given the opportunity at all times to control the defense of the Claim, with the cooperation and assistance of the Indemnified Party; provided, however, that the Indemnifying Party shall not settle any Claim with an admission of liability or wrongdoing by the Indemnified Party without such party’s prior written consent, such consent not to be unreasonably withheld or delayed.

9.    STANDARDS OF VENDOR PERSONNEL

9.1    Vendor represents and warrants that Vendor and each Representative of Vendor assigned by it to perform the Services (“Personnel”), will (i) as applicable, demonstrate compliance with Federal, state and local laws governing residency or registry for employment eligibility (e.g., submission of proper documentation confirming US citizenship or legal alien status and/or INS Form I-9), (ii) not have been convicted of any crime that reflects on the qualifications of the individual to perform the job assignment for Keryx, and (iii) to the extent applicable to the Services provided by the Vendor, have not have been excluded, suspended or debarred from participation in a federal health care program or, to the Vendor’s knowledge, be currently subject to any pending debarment or similar proceedings.

10.    OTHER CLIENTS

10.1    Vendor represents to Keryx that its execution of and performance of the Services under this Agreement and the Statement of Work(s) hereto do not and will not conflict with any other agreement to which Vendor is a party, such that Vendor’s performance of the Services hereunder will be hampered by, diminished or affected in any way by its representation of other clients.

11.    INDEPENDENT CONTRACTOR

11.1    In connection with this Agreement, each Party is an independent contractor. This Agreement shall not create any relationship of employment, agency or partnership between the parties and shall not give

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

either party any authority to bind or commit the other party. Neither Vendor nor any of its Personnel shall be entitled to any benefits provided by Keryx to its employees. Vendor shall be solely responsible for payment of all employment-related and compensation-related charges and taxes associated with Vendor’s performance of Services hereunder.

12.    INSURANCE

12.1    Vendor and Keryx will maintain comprehensive general liability insurance (which may be in the form of primary insurance and umbrella coverage), including product liability insurance against claims regarding the Product under this Agreement at a minimum of [***] per occurrence and in the aggregate. Each Party shall maintain such insurance during the Term of this Agreement and, thereafter, for so long as it customarily maintains insurance for itself for similar products and activities, but in no event less than [***]. Each Party shall provide the other party proof of such insurance upon request.     If requested each Party will give the other a certificate of insurance evidencing the above and showing the name of the issuing company, the policy number, the effective date, the expiration date, and the limits of liability. The insurance certificate will further provide for a minimum of thirty (30) days’ written notice to the insured of a cancellation of, or material change in, the insurance.

13.    AUDIT; MAINTENANCE OF RECORDS

13.1    Subject to the provisions of the Quality Agreement, Vendor shall maintain records related to each Statement of Work, including, but not limited to, the Services under the Statement of Work, accounting records, time sheets, written policies and procedures, test results, reports, correspondence, memoranda and any other documentation relating to the performance of its obligations under this Agreement. Vendor shall, during normal working hours, and with [***]’ advance notice, permit Keryx or its authorized agents to carry out financial, compliance and cGMP Regulations audits on the site of performance of the Services or manufacture of the Deliverables during the Term and for [***] after the termination or expiration of this Agreement. Vendor shall make appropriate Personnel or other Representatives available to Keryx and its agents to discuss such records and to resolve any questions. Keryx shall comply with all of Vendor’s policies regarding, safety, health, data protection, confidentiality and the like which Vendor, in its sole discretion, deems relevant. Such audits shall not be conducted more frequently than once every [***]. For the avoidance of doubt, the foregoing notice and frequency parameters do not apply to for-cause audits. Subject to the provisions of the Quality Agreement, Vendor shall preserve all records relating to the Services (including but not limited to Manufacturing Records) for a period of [***] (or longer period if required by Applicable Law) following the completion of all work under the applicable Statement of Work, and shall provide Keryx with at least [***] prior written notice of its intent to destroy or otherwise dispose of such records. In the event that Vendor provides such notice, Keryx shall have the right to assume control of such records, at Keryx’s expense, prior to their destruction.

13.2     Sarbanes-Oxley Compliance. Without limiting the foregoing, if and to the extent reasonably necessary to ensure Keryx’s continuing compliance with the requirements of the Sarbanes-Oxley Act of 2002, Vendor shall, at Keryx’s request, provide the appropriate report(s) as established by the Statement on Standards for Attestation Engagements No. 16 (SSAE 16) (or its successor standard), and other report(s) as requested by Keryx covering the manufacturing services provided by Vendor to Keryx. The audit will be performed at Keryx’s sole costs and expense and audit findings shall be provided to Keryx when reasonably available. The report should be prepared by a public accounting firm that is reasonably acceptable to Keryx (preferably one of the Big Four – Deloitte, Ernst & Young, KPMG or PricewaterhouseCoopers). In case of any material weaknesses in Vendor’s internal controls revealed by the audit, the Parties shall meet and discuss in good faith to identify mutually acceptable solutions.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.3    Audit Reports and Other Information. Vendor acknowledges that Regulatory Authorities may, in conducting an inspection of Keryx, request copies of reports of Keryx audits of its suppliers. For clarity, in response to such a request, Keryx shall not have the right to provide to the Regulatory Authority any report of any compliance audit conducted hereunder (including as may be conducted in accordance with the Quality Agreement) and any other information in connection with the activities hereunder without the prior written consent of Vendor, which shall not be unreasonably withheld.

14.    ADVERSE EVENT, PRODUCT COMPLAINT REPORTING AND RECALLS

14.1    Keryx shall be responsible for the reporting of all adverse events of the Product required by Regulatory Authorities, unless applicable laws and regulations would require a third party to be responsible for such reporting. Keryx shall inform Vendor promptly of any such adverse drug experiences to the extent such adverse drug experiences are potentially related to Vendor’s performance of any of the Services or manufacturing of the Deliverables under this Agreement.

14.2    Vendor shall promptly forward to Keryx all complaints associated with Product, including without limitation, any serious or unexpected adverse reactions reported to Vendor resulting from the use of Product, at the contacts and within the time frame specified in Section 14.3. Keryx shall be responsible for handling or responding to all Product complaints, including those associated with manufacturing. Vendor shall cooperate in the investigation of the Product complaints involving the manufacture thereof.

14.3    During the Term if Vendor becomes aware of an adverse event or product quality complaint associated with use of Product (whether or not expected or labeled), Vendor shall report the adverse event to Keryx within [***]. Information reported shall include: patient identifiers, reporter (including reporter name and contact information), the suspect product information (drug, dose, route, date of administration), and details regarding the adverse event or product quality complaint.

14.4    In the event either Party believes it may be necessary to conduct a recall or other similar action with respect to Product (each a “Recall”), the Parties shall consult with each other as to how best to proceed. Each Party shall keep the other Party fully informed of any notification, or other information of which it has actual knowledge, which might result in a Recall or other enforcement action relating to the Product. If Vendor independently believes that a Recall or field corrective action may be necessary or appropriate, Vendor shall so notify Keryx of Vendor’s conclusion within [***] and the Parties shall cooperate with each other to ascertain the necessity and nature of such action. If Vendor asks for a Recall and Keryx declines to act accordingly, Vendor shall not be liable for any consequences or damages thereafter which are a direct result of the refusal of Keryx to make such requested Recall, unless Vendor [***] or willfully withholds any available material information relevant to the Recall. Notwithstanding anything to the contrary in the foregoing provisions, Keryx shall make the final decision whether Deliverable is or should be Recalled or withdrawn. Under no circumstances shall Vendor be prohibited hereunder from taking any action that it is required to take by applicable law. Whenever Keryx notifies a Regulatory Authority of a Recall, Keryx shall so notify Vendor as soon as possible and, to the extent related to Vendor’s supply of Deliverable pursuant to this Agreement and to the extent practicable, within [***]. Vendor shall assist Keryx, at Vendor’s reasonable request, in its investigation to determine the cause and extent of the problem which caused the Recall.

14.5    Subject to the provisions of the Quality Agreement, if (i) any Regulatory Authority issues a directive, order or, following the issuance of a safety warning or alert about a Product, a written request that any Product be Recalled, (ii) a court of competent jurisdiction orders a Recall, or (iii) Keryx determines for valid reasons

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

that any Product should be Recalled or that a "Dear Doctor" letter is required relating the restrictions on the use of any Product, Vendor will co-operate as reasonably required by Keryx in this respect, having regard to all applicable law.

14.6    Keryx will have the responsibility for handling customer returns of the Product. Vendor will give Keryx any assistance that Keryx may reasonably require to handle the returns.

14.6    Subject to the provisions of Section 15 below, if a Recall or return directly results from, or arises out of, a fault by Vendor to provide Product that conforms to the Specifications or that has not been manufactured in accordance with the Manufacturing Requirements or any other requirements set forth in this Agreement (and the applicable Statement of Work), in addition to the amounts payable under this Agreement, Vendor will also be responsible for the reasonable and direct documented out-of-pocket expenses of the Recall or return. In all other cases, Keryx shall bear the costs of the recall.

14.7    If Product is recalled because the Product manufactured and released by Vendor deviates from the Specifications or otherwise does not meet the Manufacturing Requirements, Keryx shall have the right to avail itself of the remedies set forth in Section 6.1.23 above.

15.    LIMITATION OF LIABILITY

15.1    Except for (i) breaches of Sections 4.4, 5, 7.3 or 7.4, of this Agreement, or (ii) [***] or willful misconduct (all the foregoing, the “Exceptions”), in no event shall either Party be liable to the other Party for any consequential, incidental, indirect (except with respect to the indemnification against claims of third parties under Sections 8.1 or 8.2), special or punitive damage, loss or expenses (including but not limited to business interruption, lost business, lost profits, or lost savings), even if that Party has been advised of their possible existence.

15.2    Except for cases of Exceptions, either Party's maximum liability under this Agreement shall be limited, [***]. The foregoing limitation of liability shall not apply to claims for (i) death or personal injury caused by its negligence; or (ii) fraud or fraudulent misrepresentation.

16.    TERM AND TERMINATION

16.1    The term of this Agreement (the “Term”) shall commence as of the Agreement Date and, subject to earlier termination in accordance with the provisions of this Section 16, shall end on December 31, 2021. Unless terminated by one of the Parties with at least [***] prior written notice to the other Party before the end of the original or renewal term then in effect, this Agreement shall automatically renew for subsequent terms of one (1) year.

16.2    Either Party (the “Terminating Party”) may terminate this Agreement or any Statement of Work in the event of a material breach or default of this Agreement or any Statement of Work by the other party (the “Breaching Party”); provided, that the Terminating Party provides written notice to the Breaching Party of such material breach and provides the Breaching Party with an opportunity to cure the breach. If such breach is not cured to the satisfaction of the Terminating Party within sixty (60) days of the Breaching Party’s receipt of notice of the breach, the Agreement or the relevant Statement of Work shall terminate effective immediately. A material breach by Vendor shall include late delivery of Product, which has not been cured in[***]within any 12-month period, but for the first time in [***].

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)    In the event of a termination by Keryx under this Section 16.2, Keryx shall pay Vendor the full amount due to Vendor, in accordance with the applicable Statement of Work(s), for all Services rendered in accordance with this Agreement and reimbursable expenses actually and reasonably incurred prior to the date of the commencement of Vendor’s breach, but shall not be liable for any amounts thereafter.

(ii)    In the event of a termination by Vendor under this Section 16.2, Keryx shall remain liable to Vendor for the full amount due to Vendor, in accordance with the applicable Statement of Work(s), for all Services rendered in accordance with this Agreement and reimbursable expenses actually and reasonably incurred by Vendor prior to the date of such termination.

16.3    In the event that either Party (hereinafter, a “Bankrupt Party”) shall have become bankrupt or made an assignment for the benefit of creditors, or there shall have been appointed a trustee or for all or substantially all of the Bankrupt Party’s property, or any case or proceeding shall have been commenced or other action taken by or against the Bankrupt Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency or reorganization or other similar act of law of any jurisdiction now or hereafter in effect (any such event or proceeding, a “Bankruptcy”), the other party shall have the right to terminate this Agreement and/or any Statement of Work hereto then in effect upon thirty (30) days’ prior written notice to the Bankrupt Party, provided, however, that both parties shall continue to comply with all of their respective obligations under this Agreement and/or any Statement of Work then in effect until the effective date of termination.

16.4    Either Party may terminate the Agreement immediately by providing written notice to the other Party upon the cessation of all or substantially all of the other Party’s business operations.

16.5	In addition, Keryx shall have the right to terminate the Agreement:

16.5.1    at any time due to loss of marketing authorization which permanently prevents to market the Product in the United States by giving Vendor sixty (60) days’ prior written notice (or such shorter period if required pursuant to the following regulatory authority action), or

16.5.2    at any time by giving Vendor sixty (60) days’ prior written notice (or such shorter period if required pursuant to the following regulatory authority action) in the event that any regulatory authority causes the permanent withdrawal of the Product from the United States or takes any action or raises any objection, that permanently prevents Keryx from developing, importing, exporting, purchasing, selling or otherwise commercializing the Product in the United States.

16.6	In both of the termination events referenced in Section 16.5, Keryx shall purchase the following from Vendor:

Finished Product on stock and Product that is “work-in-progress” shall be purchased by Keryx at the applicable Product Prices; any unused raw materials and other inventory that Vendor demonstrates cannot be used elsewhere shall be invoiced to Keryx at [***].

16.7    The provisions contained in Sections 2, 4, 5, 6, 7, 8, 13, 15, 16, 21, 22, 23 and 27 of this Agreement shall survive the expiration or termination of this Agreement.

17.    CONTINUOUS IMPROVEMENT

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

17.1    Vendor shall use commercially reasonable endeavors to identify and target potential areas of cost reduction and/or improvements to environmental sustainability relating to the performance of its obligations under this Agreement, including but not limited to: improvements in quality and technology; reductions of waste associated with the manufacture of Product; reductions in all costs associated with the performance of the Vendor’s obligations under this Agreement; improvements in quality of service and supply chain efficiency; process development that reduces labor or enhances productivity (including increased yield or reduction in cycle time) and any other objectives agreed by the Parties from time to time. Any reduction in costs that is achieved will be shared between the Parties, with the savings percentage allocated to each Party to be determined by negotiation in good faith.

17.2    Notwithstanding Section 17.1 above, the Parties acknowledge and agree that the Product Prices under the [***].

18.    ASSIGNMENT

18.1    Neither Party may assign or otherwise transfer any right or delegate any obligation under this Agreement or any Statement of Work without the prior written consent of the other Party, except that Keryx may transfer its rights and obligations to (i) a successor in interest or transferee of all or substantially all of its assets and business to which the subject matter of this Agreement relates, or (ii) to any of its Affiliates.

19.    SEVERABILITY AND TERMINABILITY

19.1    If a court of competent jurisdiction holds that any term of this Agreement or any Statement of Work is unenforceable, illegal or void, such term shall be enforced only to the extent that it is otherwise enforceable or is not in violation of such law, and all other terms of this Agreement or such Statement of Work shall remain in full force and effect. If Keryx is required to terminate this Agreement or any Statement of Work by a legal or regulatory authority, this Agreement or such Statement of Work may be terminated by Keryx effective immediately upon written notice to Vendor of such circumstances.

20.    TIME IS OF THE ESSENCE

20.1    With respect to the Services provided by Vendor, time of performance is of the essence in this Agreement and a substantial and material term hereof. Vendor must perform Services promptly and all time commitments must be met, except to the extent delays are caused by Keryx or pursuant to Section 26.1.

20.2    In case Vendor is unable to meet the agreed time lines (whether such agreed time lines are referred to herein as “delivery dates,” “Delivery Dates” or otherwise) regarding the delivery of the Deliverable, Vendor shall (i) use all commercially reasonable efforts to deliver the delayed Deliverable as soon as possible at no additional cost to Keryx and (ii) from [***], if Vendor delivers less than [***] of the volume of Product scheduled to be delivered to Keryx in any month, Vendor shall issue a credit[***] Keryx will notify Vendor of such failure to deliver and Vendor will post the credit to Keryx’s account within [***] of Keryx’s notification.

21.    REMEDIES

21.1    Each Party acknowledges that disclosure of Confidential Information contrary to the terms of this Agreement may cause irreparable harm and significant injury to Disclosing Party for which damages at law may not be an adequate remedy, and agrees that Disclosing Party shall have, in addition to any other rights or remedies available to it at law or in equity, the right to seek (i) injunctive relief to enjoin any breach or

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

violation or (ii) specific performance of the provisions of this Agreement prohibiting disclosure and use of the Confidential Information. Notwithstanding, but not in limitation of the foregoing, Receiving Party shall be responsible to Disclosing Party for any damages arising from unauthorized disclosure of Confidential Information under this Agreement.

22.    NOTICES

22.1    The term “notice” as used throughout this Agreement shall mean written notice, except where specifically provided herein to the contrary. Notice shall be delivered to the following addresses by (i) certified mail, return receipt requested (or the equivalent), (ii) hand delivery with receipt acknowledged, or (iii) overnight or express internationally recognized courier service (such as FedEx, UPS, DHL) that provides a delivery receipt.

If to Keryx:	If to Vendor:
Keryx Biopharmaceuticals, Inc. One Marina Park Drive, 12th Floor Boston, MA 02210	[***]
ATTN: CEO	[***]
With a copy to:
Keryx Biopharmaceuticals, Inc. One Marina Park Drive, 12th Floor Boston, MA 02210	Siegfried AG Legal Department Untere Bruehlstrasse 4,4800 Zofingen, Switzerland
ATTN: General Counsel Fax: 617-466-3501	Email: legal@siegfried.ch

22.2    A Party hereto may change its address for the receipt of notices hereunder by notifying the other Party in writing of its new address in accordance with Section 22.1.

23.    COMPLETE AGREEMENT

23.1    This Agreement, including all attachments hereto, such as the Quality Agreement, and all Statements of Work and Orders, sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and communications, whether oral or written, with respect to the subject matter hereof, including, for the avoidance of doubt, the [***].

23.2    Each Statement of Work shall be a complete statement of the relevant project terms and shall supplement the terms and conditions of this Agreement solely for the purposes of such Statement of Work. The terms of a Statement of Work may not modify or expand the terms of this Agreement.

24.    AMENDMENT

24.1    Neither this Agreement nor any Statement of Work may be modified or amended except by the mutual written agreement of the Parties.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

25.    WAIVER

25.1    The delay or failure by either Party to exercise or enforce any of its rights under this Agreement or any Statement of Work shall not constitute or be deemed a waiver of that Party’s right thereafter to enforce those rights, nor shall any single or partial exercise of any such rights preclude any other or further exercise thereof or the exercise of any other right. No waiver of any provision of this Agreement or any Statement of Work shall be effective unless it is in writing and signed by the Party against which it is sought to be enforced.

26.    FORCE MAJEURE

26.1    Either Party shall be excused from performing its obligations under this Agreement if such performance is delayed or hindered in by reasons of civil strike, riots, lockouts, labor troubles, inability to procure materials, energy shortages, failure of power or restrictive government or judicial orders or decrees, riots, insurrection, war, terrorism, acts of God, fire, explosion, disease, inclement weather or any similar reason or cause beyond the Party’s reasonable control (“Force Majeure Event”). Performance shall be excused only to the extent of and during the reasonable continuance of such disability. Any deadline or time for performance specified in Schedules of this Agreement that falls due during or subsequent to the occurrence of any of the disabilities referred to herein shall be automatically extended for a period of time equal to the period of such disability. Notice of the start of any such Force Majeure Event shall be immediately be provided in writing to the other Party if, by reason of any of the disabilities referred to herein, one Party is unable to meet any deadline or time for performance specified in this Agreement. In the event that any Force Majeure Event cannot be removed or overcome within [***] days (or such other period as the Parties jointly shall determine) from the date the Party affected first became affected, then both Parties may, at any time after the expiration of such period, and for so long as such Force Majeure Event continues to exist, by written notice to the other Party, suspend or terminate this Agreement.

27.    GOVERNING LAW

27.1    This Agreement shall be governed by and construed and enforced in accordance with the laws of the [***] without reference to principles of conflicts of laws. The Parties further agree that the exclusive venue for any action, injunctive application or dispute determinable by a court of law arising out of this Agreement (including any Statement of Work or Order) shall be [***], and that the federal and state courts located in [***] in [***] therein shall have exclusive jurisdiction over the subject matter and the Parties.

28.    MISCELLANEOUS

28.1    This Agreement shall not be deemed to be an exclusive contract, and Keryx shall be free to utilize other vendors to perform obligations similar to or the equivalent of those obligations required of Vendor under this Agreement.

28.2    The headings assigned to the sections and subsections of this Agreement are for convenience only and shall not limit the scope and applicability of the sections and subsections.

28.3    Each Party to this Agreement agrees to execute such further papers, agreements, documents, instruments and the like as may be necessary or desirable to effect the purpose of this Agreement and to carry out its provisions.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

28.4    This Agreement and any Statement of Work hereto (i) may be executed in counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute a single agreement binding on both Parties, and (ii) will be considered executed by a Party when the signature of such Party is delivered physically or by email or facsimile transmission to the other Party or Parties, as appropriate. The Parties agree that any signature delivered by email or facsimile transmission shall have the same force and effect as an original signature.

Remainder of Page Intentionally Left Blank. Signature Page Follows.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Agreement Date.

KERYX BIOPHARMACEUTICALS, INC. By: /s/ Greg Madison Signature December 18, 2017 Date Name: Greg Madison Title: Chief Executive Officer	SIEGFRIED EVIONNAZ SA By: [***] Signature December 19, 2017 Date Name: [***] Title: [***]
By: /s/ Scott Holmes Signature December 20, 2017 Date Name: Scott Holmes Title: Chief Financial Officer	SIEGFRIED EVIONNAZ SA By: [***] Signature December 19, 2017 Date Name: [***] Title: [***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment A – Expansion Services and Operational Capacity

[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment B – Product Price

[***]	[***]
[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]
[***]

[***]	[***]
[***]	[***]	[***]	[***]
	[***]	[***]	[***]
[***]

[***]

If Vendor can demonstrate that its raw material costs have increased by more than [***], then it shall bring such evidence to Keryx for review and the price shall be adjusted accordingly.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment C – Quality Agreement

[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment D: Specifications

[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment E – SOW Template

STATEMENT OF WORK NO. __

This Statement of Work/Project Schedule (“Statement of Work”), dated as of the date of last signature (the “Effective Date”), is subject to that certain Master Services Agreement, dated as of ___________ ____, 20__ (the “Agreement”), by and between Siegfried Evionnaz SA (“Vendor”) and Keryx Biopharmaceuticals, Inc. (“Keryx”). The terms and provisions of the Agreement are incorporated by reference into this SOW/Schedule and Vendor agrees to be bound by all terms and provisions of the Agreement applicable hereto. Capitalized terms used in this SOW/Schedule and not defined shall have the meanings ascribed to them in the Agreement.

I.	SERVICES; SCOPE OF WORK AND FEES

1.1    Vendor shall provide certain services (the “Services”), and produce certain deliverables (the “Deliverables”), for Keryx, as further detailed in that certain proposal dated _____________,__, 20__, and titled (Insert title, if applicable) prepared by Vendor and accepted by Keryx, a copy of which is attached hereto as Exhibit A (the “Proposal”). The terms and conditions of the Proposal are incorporated by reference into this SOW/Schedule and the Parties agree to be bound thereby.

1.2    Deliverables produced under this SOW/Schedule shall constitute “Keryx Deliverables” as defined under the Agreement.

1.3    All fees paid under this SOW/Schedule and the Proposal shall not exceed [INSERT MAX FEES] unless otherwise agreed to in writing by the Parties.

II.	CONFLICTING LANGUAGE

2.1    TO THE EXTENT THAT ANY TERMS OF THIS SOW/SCHEDULE (INCLUDING THE PROPOSAL) ARE INCONSISTENT OR EXPRESSLY CONFLICT WITH ANY OF THE TERMS OF THE AGREEMENT, THE TERMS OF THE AGREEMENT SHALL PREVAIL AND THE INCONSISTENT OR CONFLICTING TERMS OF THIS SOW/SCHEDULE (INCLUDING THE PROPOSAL) SHALL HAVE NO FORCE OR EFFECT.

III.    TERM OF SOW/SCHEDULE

3.1    Unless otherwise terminated pursuant to the terms of the Agreement, the term of this SOW/Schedule shall commence on the Effective Date and shall expire on [INSERT DATE]. The term may be extended upon mutual written Agreement of the Parties.

Remainder of Page Intentionally Left Blank. Signature Page Follows.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

UPON SIGNATURE by the authorized representatives of the Parties, this SOW/Schedule shall be incorporated and made part of the Agreement as of the Effective Date.

ACKNOWLEDGED, ACCEPTED AND AGREED TO:

KERYX BIOPHARMACEUTICALS, INC. By: Signature Date Name: ____________________________ Title: ____________________________	SIEGFRIED EVIONNAZ SA By: Signature Date Name: ____________________________ Title: ____________________________

75728368v.1

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.